EXHIBIT 21.1

Subsidiaries of Bacterin, Inc.

Subsidiary	Stockholder	Percent Owned	State/Jurisdiction of Incorporation

Bacterin International, Inc.	Bacterin International Holdings, Inc.	100%	Nevada